ASSET PURCHASE AGREEMENT MD TECHNOLOGIES INC. BILLING ASSOCIATES, LLC AND MARK BORDEN May 15, 2006

THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of May 15, 2006, by and among: (i) MD TECHNOLOGIES INC., ("MDTO" or "BUYER"); (ii) BILLING ASSOCIATES, LLC, a Florida limited liability company; ("SELLER" or "BA"); and (iii) MARK BORDEN ("Borden" or "Equityholder").

R E C I T A L S

WHEREAS, Borden is the sole owner of SELLER.

WHEREAS, SELLER is engaged in the business of: (i) providing medical billing and collection services; and (ii) providing healthcare business management and consulting services, (the "Business").

WHEREAS, the BUYER desires to purchase certain contracts, account receivables, and equipment of SELLER, and SELLER desires to sell such contracts, accounts receivables and equipment in exchange for cash and the assumption by BUYER of certain liabilities of SELLER.

WHEREAS, as a material inducement to the BUYER to enter into this Agreement and consummate the transactions contemplated hereby, Borden has agreed to: (i) indemnify the BUYER in the manner set forth in the Indemnification Agreement attached hereto as Exhibit "A"; and (ii) enter into and employment contract and containing covenants against competition, disclosure of confidential information and solicitation of employees and customers, which employment contract is attached hereto as Exhibit "B."

NOW, THEREFORE, in consideration of the mutual promises herein made, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, BUYER hereby purchases from SELLER and SELLER hereby sells, transfers, assigns, conveys and delivers to the BUYER, all rights, title and interest in and to all of the assets listed on Schedule "I" hereto.

ARTICLE II

CONSIDERATION FOR PURCHASE OF ASSETS; CLOSING

2.1 Purchase Price. The purchase price paid by BUYER hereunder consists of:

    [CONFIDENTIAL TREATMENT REQUESTED]

    The assumption by BUYER of certain liabilities of SELLER listed on Schedule "II" hereto.

2.2 The Closing. The closing of this Agreement (the "Closing") has taken place on May 15, 2006 at the offices of Macfarlane, Ferguson & McMullen, P.A. in Tampa Florida. The date on which the Closing has occurred shall be referred to as the "Closing Date".

2.3 Deliveries at the Closing.

The SELLER has delivered to MDTO:

    Originals of all of the customer contracts of Seller;

    A counterpart to the Indemnification Agreement, duly executed by the Borden;

    A counterpart of the Employment Agreement, duly executed by Borden.

MDTO has delivered to SELLER:

    The cash Purchase Price due at closing referred to is Section 2.1;
    Counterpart of the Employment Agreement of Mark Borden, duly executed by MDTO;
    Counterparts to the Indemnification Agreement, duly executed by MDTO;

    Undertaking of SELLER and Borden. If Borden holds any right, title or interest in or to any assets, properties, interests in properties or rights intended to be transferred by this agreement and listed on Schedule I, then said assets, properties or rights are hereby transferred to BUYER and all provisions of this Agreement shall apply to such assets, properties, interests in properties and rights notwithstanding that they are not held by SELLER, and all such provisions of this Agreement shall be binding on BORDEN.

    Gross Revenue Reconciliation. Should the contracts (both written and oral) of SELLER purchased by BUYER pursuant to this Agreement generate gross revenues to Buyer of [CONFIDENTIAL TREATMENT REQUESTED]

ARTICLE III

CONDITIONS TO CLOSING BY MDTO

The consummation of the instant transaction by MDTO is based on the following as of the Closing:

3.1 Representations and Warranties; Covenants

. The representations and warranties set forth in Article IV are true, complete and accurate in all respects.

3.2 Absence of Material Adverse Change

. Since January 1, 2006, there has been no Material Adverse Change suffered by SELLER.

3.3 Absence of Litigation

. As of the Closing, there is not: (a) any Order of any nature issued by a Governmental Authority with competent jurisdiction directing that the transactions provided for herein not be consummated as herein provided or (b) any Proceeding before any Governmental Authority pending wherein an unfavorable Order would (i) prevent the performance of this Agreement (ii) declare unlawful any material aspect of this Agreement, (iii) cause any material aspect of this Agreement to be rescinded or (iv) materially affect the right of MDTO to own or control the assets of SELLER.

3.4 Opinion of SELLER'S Counsel

. MDTO has received a letter from Macfarlane, Ferguson & McMullen, P.A., counsel to SELLER, that SELLER has the capacity and the requisite authority to enter into the contemplated transaction and that he has explained the closing documents to BORDEN.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE EQUITYHOLDER

SELLER and Borden represent and warrant to MDTO the following:

4.1 Title to Assets. SELLER is the record and beneficial owner of the assets listed on Schedule I and has full power and authority to convey such assets free and clear of any Lien, and, upon delivery of and payment for such assets as herein provided, MDTO will acquire good, marketable and valid title thereto, free and clear of any Lien.

4.2 Authorization of Transaction. Equityholder and SELLER have all requisite power and authority to execute and deliver each Document to which they are a party.

4.3 Non-contravention. Neither Equityholder nor SELLER is required to give any notice to, or obtain any authorization, consent, or approval from, any Governmental Authority or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

4.4 Litigation. There are no legal Proceedings pending or threatened against SELLER or Equityholder related to the Business.

4.5 Intentionally Deleted.

4.6 Financial Statements.

(a) Schedule 4.6 (a) contains the following financial statements:

(i) the balance sheet of SELLER dated as of December 31, 2005 and December 31, 2004 and the related statements of operations, owners' equity and cash flows, for the fiscal years ended December 31, 2005, and December 31, 2004 ("Financial Statements");

(ii) the balance sheet of SELLER for the 3 month period ending March 30, 2006 (the "Latest Balance Sheet") and the related statements of operations, owners' equity and cash flows, together with the accompanying supplementary information.

(b) Except as specifically set forth on Schedule 4.6(b) and to the best of Borden's knowledge, each of the Financial Statements and the Latest Balance Sheet: (i) has been prepared in accordance with the books and records of the SELLER (which are true and correct in all material respects); (ii) is true, correct and complete in all material respects; and (iii) fairly presents the financial condition, results of operations, owners' equity and changes in cash flow which it purports to present as of the dates thereof and for the periods indicated thereon.

(c) SELLER maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with Generally Accepted Accounting Principles or such other method of accounting as has been designated in financial statements, and to maintain asset accountability.

4.7 Events Subsequent to January 1, 2006. Since January 1, 2006, SELLER has operated the Business in the Ordinary Course of Business and SELLER has not suffered any Material Adverse Change. Since that date, and as otherwise disclosed in Schedule 4.7:

(a) no party has accelerated, terminated, modified or canceled any agreement, contract, document, lease, or license to which SELLER is a party and, to the best knowledge of SELLER, no party intends to take any such action;

(b) SELLER has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of its assets or property;

(e) SELLER has not incurred any debt, Lien upon any of its respective assets;

(f) SELLER has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(g) SELLER has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

(h) SELLER has not accelerated the collection or receipt of any account receivables outside the Ordinary Course of Business; and

(i) SELLER has not committed to do any of the foregoing.

4.8 Title to Properties. Unless otherwise disclosed in schedule 4.8,

(a) SELLER owns good and marketable title, free and clear of all Liens to all of its respective assets, and the assets of SELLER include all assets, properties and interests in properties presently used by, related to and/or necessary for the conduct of the Business by SELLER in the ordinary course.

(b) The equipment and other tangible assets of SELLER are in good condition and repair (subject to routine maintenance and repair for similar assets of like age), fit for their particular purpose, and are usable in the ordinary course of the Business.

4.9 Contracts and Commitments. Except as set forth on Schedule 4.9, SELLER is not a party to any written or oral:

(a) instrument, agreement or indenture relating to the mortgaging, pledging or otherwise placing a Lien on any asset of SELLER;

(b) factoring arrangement or other agreement involving the sale of SELLER'S accounts receivable to a third party;

(c) contract relating to the purchase, distribution, marketing or sales of SELLER' services or any other Person's products or services;

4.10 Labor Issues. Except as set forth on Schedule 4.10: (i) SELLER is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon termination of the employment of any such employees, neither the MDTO nor SELLER will by reason of anything done prior to the Closing be liable to any of such employees for severance pay or any other payments; (ii) there is no unfair labor practice charge or complaint against SELLER pending before the National Labor Relations Board or any other Governmental Authority, and to the best knowledge SELLER, none is or has been threatened; (iii) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or, to the best knowledge of SELLER threatened against or involving SELLER; (iv) no labor union currently represents the employees of SELLER; (v) to the best knowledge of SELLER, no labor union has taken any action with respect to organizing the employees of SELLER; and (vi) neither any material grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim thereto has been asserted against SELLER. SELLER is not a party to or bound by any collective bargaining agreement, union contract or similar agreement.

(c) SELLER is, and has at all times been, in compliance in all material respects with all Laws relating to the hiring of employees, employment and employment practices, terms and conditions of employment, wages, hours of work, equal opportunity, the payment of social security and other Taxes and occupational safety and health. There are no employment handbooks, personnel policy manuals or similar documents that create prospective employment rights or obligations in any employee of SELLER.

4.11 Customers. Seller has delivered to Buyer a list of:

(i) all customers of SELLER during the fiscal years ended December 31, 2005 and current year to date through the date of Closing; and

(ii) gross sales to the customers identified in sub clause (i) above for the fiscal years ended and December 31, 2005 and the current year to date through date of closing.

Except as set forth on Schedule 4.11, no such customer has terminated or materially reduced its business with SELLER in the last twelve (12) months. Neither SELLER nor Equityholder has received any notice or otherwise has any reason to believe that any of the customers listed on Schedule 4.11 intend to terminate its business with SELLER. SELLER has not engaged in rebate, discount, advance sale programs, volume discounts, or other programs or arrangements with its customers which might reasonably be expected to result in such customers reducing, temporarily or permanently, their purchases of services from SELLER after the Closing

4.12 Accounts Receivable. The notes and accounts receivable reflected on the Latest Balance Sheet are valid receivables and collectible within ninety (90) days after the due date related to such receivables subject to no valid counterclaims or set-offs, at the aggregate recorded amount thereof as shown on the Latest Balance Sheet.

4.13 Warranties of Services; Regulatory Compliance. All services rendered by SELLER have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties. SELLER has no material liability and SELLER has received no written or oral notice of any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to damages in connection therewith.

4.14 Brokers. Schedule 4.14 sets forth a true and complete list of each agent, broker, investment banker or firm who has acted on behalf, or under the authority, of SELLER or Equityholder or will be entitled to any fee or commission directly or indirectly from anyone in connection with any of the transactions contemplated hereby.

4.15 Disclosure.

(a) The representations and warranties of SELLER in this Agreement, taken as a whole, do not omit to state a material fact necessary to make the statements herein not misleading.

(b) There is no fact known to SELLER that materially adversely affects or, as far as SELLER can reasonably foresee, materially threatens, the assets of SELLER.

(c) Except as itemized in Schedule 4.15 attached hereto and to the best knowledge of SELLER, SELLER has not violated any of the rules and regulations of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and is in full compliance with rules and regulations promulgated thereunder.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Breach of Representations and Warranties. Promptly upon becoming aware of (i) any fact or condition which constitutes, or could reasonably be expected to cause or result in, a breach of any of the representations and warranties of SELLER or Equityholder contained in or referred to in this Agreement, or (ii) the occurrence of any event that would constitute, or could reasonably be expected to cause or result in, a breach of any of the representations and warranties of SELLER or Equityholder contained in or referred to in this Agreement, SELLER or Equityholder shall give detailed written notice thereof to the BUYER and shall use commercially reasonable efforts to remedy the same.

5.2 Survival. The representations, warranties, covenants and other agreements set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and expire 18 months following the Closing.

    Indemnification Agreement. The Parties hereby agree to indemnify each other with respect to various matters set forth in, and in accordance with the terms of, the Indemnification Agreement attached hereto as Exhibit "A".

    Transaction Expenses. MDTO shall pay all of its expenses in connection with the transactions contemplated hereby, including without limitation, all attorneys'' fees and expenses and accountants' fees and expenses. BORDEN shall pay all of his expenses and all of the expenses of SELLER incurred in connection with the transactions contemplated hereby, including without limitation, all attorneys' fees and expenses and accountants' fees and expenses.

    Tax Matters. Each party to this transaction shall be fully responsible for its respective tax liability resulting from the instant transaction.

    Cooperation on Tax Matters: MDTO, SELLER and the Equityholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. MDTO and the Equityholder further agree, upon reasonable request, to provide the other party with information that either party requires to prepare any and all tax returns.

ARTICLE VI

DEFINITIONS

In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, the loss of Tax attributes, liens, losses, lost profits, diminution in value, expenses, and fees, including court costs and attorneys' fees and expenses (whether such attorneys' fees and expenses arise out of a dispute or claim between the parties or out of a dispute involving third parties).

"Assumed Liabilities" includes only those liabilities of SELLER itemized on Schedule II hereto.

"Business" has the meaning assigned to such term in the recitals of this Agreement.

"BUYER" has the meaning assigned to such term in the preamble of this Agreement.

"Closing" has the meaning assigned to such term in Section 2.2.

"Closing Date" has the meaning assigned to such term in Section 2.2.

"Employment Agreement" means the Employment Agreement to be dated as of the Closing Date between the BUYER and Borden in substantially the form of Exhibit "B" hereto.

"Financial Statements" has the meaning assigned to such term in Section 4.6.

"GAAP" means United States generally accepted accounting principles, applied on a consistent basis, or based upon such other method of accounting as is designated in the historical financial statements of SELLER.

"MDTO" has the meaning assigned to such term in the preamble to this Agreement.

"Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

"Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, easements, reservations, restrictions, clouds, rights of first refusal or first offer, options, or other similar arrangement or interest in real or personal property.

"Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations or business prospects of such Person.

"Ordinary Course of Business" means the ordinary course of business consistent with the past custom and practice of SELLER and their Affiliates (including with respect to quantity and frequency).

"Parties" means MDTO, SELLER and Borden.

ARTICLE VII

MISCELLANEOUS

7.1 Entire Agreement. This Agreement and the other Documents referred to herein constitute the entire agreement among the Parties and supersede any prior correspondence or documents evidencing negotiations between the Parties, whether written or oral, and all understandings, agreements or representations by or among the Parties, written or oral.

7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.4 Headings. The section heading contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.5

Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, telecopied to the intended recipient at the telecopy number set forth therefore below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to the SELLER:

Billing Associates, LLC

7424 Hackamore Road

Zephyrhills, Florida 3354

Attention: Mark Borden

Copy to: Macfarlane, Ferguson & McMullen, P.A.

201 North Franklin Street, Suite 2000

Tampa, Florida 33602

Phone: (813) 273-4210

Fax: (813) 273-4256

Attention: C. A. Moore, Esq.

If to MDTO:

620 Florida St., Suite 200

Baton Rouge, La. 70801

Telephone: (225) 343-7169

Telecopy: (225) 408-1805

Attention: Jose S. Canseco

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would require the application of any other law. Each of the parties specifically consent to the sole and proper venue and jurisdiction for any action, mediation or arbitration hereunder (or based upon any ancillary documents referred to herein) to lie in Hillsborough County, Florida.

7.7 Incorporation of Exhibits and Schedules. The Exhibits, Schedules and other attachments identified in this Agreement are part of this Agreement as if set forth in full herein.

7.8 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. Nothing in the Schedules hereto shall be deemed to adequately disclose an exception to a representation or warranty made herein unless the applicable Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed to adequately disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

7.9 Independence of Covenants and Representations and Warranties. All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

7.10 Remedies. All disputes between the parties related to this Agreement and all other closing documents executed in conjunction therewith shall be resolved through binding arbitration in accordance to the rules and regulations of the American Arbitration Association, the prevailing party being entitled to recover its attorney fees and costs associated with the enforcement of its rights hereunder. EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL BY JURY.

7.11 Knowledge of Equityholder Attributable to SELLER. Whenever any statement herein or in any schedule, exhibit, certificate or other document delivered to any Party pursuant to this Agreement is made A to the best knowledge of the SELLER" or containing words of similar intent or effect, the knowledge of the SELLER will be deemed to include, without limitation, the knowledge of the Equityholders, and each of the managers of SELLER. SELLER shall be required (and the Equityholders shall be required to cause SELLER) to reasonably examine all relevant documents and to make due reasonable inquiries of each of its managers, officers and accountants who would likely have knowledge of the relevant facts or circumstances.

7.12 Severability. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

ARTICLE VIII

TERMINATION OF AGREEMENT

8.1 Termination. This Agreement may be terminated:

(a) By the mutual written consent of MDTO and Equityholder;

(b) By Equityholder in writing if MDTO shall (i) fail to perform in any material respect its agreements contained herein or in any of the other documents executed in conjunction with the Closing; or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) Business Days after the Equityholder has notified MDTO of their intent to terminate this Agreement pursuant to this subparagraph (b);

(c) By MDTO in writing if Equityholder shall (i) fail to perform in any material respect their agreements contained herein or in any of the other documents executed in conjunction with the Closing; or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) Business Days after MDTO has notified Equityholder of his intent to terminate this Agreement pursuant to this subparagraph (c);

(d) By either the Equityholder or MDTO in writing if there shall be any Order of any Governmental Authority binding on MDTO, SELLER and/or Equityholder, which prohibits or restrains MDTO, SELLER and/or Equityholder from consummating the transactions contemplated hereunder, provided that the terminating party shall have used its reasonable efforts to have any such Order lifted and the same shall not have been lifted within thirty (30) days after entry, by any such Governmental Authority.

8.2 Effect of Termination. In the event of a termination pursuant to this Article VIII, this Agreement shall become void and there shall be no liability or obligation on the part of any Party hereto except for the return of the purchase price paid by MDTO to Equityholder as a result of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first above written.

BUYER:

MD Technologies Inc.

By:

Name: Jose S. Conseco

Title: Chairman

SELLER

Billing Associates, LLC

By:

Name: Mark Borden

Title: Manager

EQUITYHOLDER:

________________________________

Mark Borden

STATE OF FLORIDA )

) SS

COUNTY OF HILLSBOROUGH )

I, _________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Jose S. Conseco appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 15th day of May, 2006.

_____________________

Notary Public

My Commission Expires:

STATE OF FLORIDA )

) SS

COUNTY OF HILLSBOROUGH )

I, _______________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Mark Borden appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 15th day of May, 2006.

_____________________________

Notary Public

My Commission Expires: